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                   ITEM 14(a)3 - EXHIBIT 10 (xviii)
                   ________________________________

               THIRD AMENDMENT TO EMPLOYMENT AGREEMENT
               _______________________________________

   This is a Third Amendment ("Third Amendment") dated as of May 1, 1991 to an Employment Agreement ("Agreement") dated April 1, 1989 between USLIFE Corporation, a New York Corporation ("Employer") and Wesley E. Forte ("Employee"), which Agreement was first amended on May 1, 1989 by a First Amendment to Employment Agreement ("First Amendment"), and which Agreement was further amended on May 1, 1990 by a Second Amendment to Employment Agreement ("Second Amendment").

   THE TERMS of this Third Amendment are:

   1. Paragraph (2) of the Agreement, as amended by the First and Second Amendments, is now further amended to read, in its entirety, as follows:

   "(2) Employer will  pay Employee  for his  services under paragraph
(1) of the Agreement at the rate of $315,000 per annum during the term of Agreement, in equal monthly installments, plus an annual lump sum bonus payment of $-0-, plus such periodic salary increases and such additional compensation (if any) as may from time to time be voted by Employer's Board of Directors and/or the Executive Compensation Committee or its successor, in the sole and absolute discretion of said Board and/or Committee. Nothing in this Agreement shall be construed as precluding merit increases in salary or as barring the Employee from such fringe benefits as the Employer may grant."

   2. Except as specifically amended by this Third Amendment, all other provisions of the Agreement, as amended by the First and Second Amendments, shall remain in full force and effect.


   IN WITNESS WHEREOF, the parties have executed this Third Amendment to the Agreement on the date first set forth above.

                                 USLIFE Corporation


                                 By: /s/ Gordon E. Crosby, Jr.
                                     _______________________________
                                     Gordon E. Crosby, Jr.
                                     Chairman of the Board, President
                                        and Chief Executive Officer


                                     /s/ Wesley E. Forte
                                     _______________________________
                                     Wesley E. Forte